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                           SECOND LEASE MODIFICATION

     SECOND LEASE MODIFICATION AGREEMENT made as of this 4th day of March, 1996, between Clemons Properties Partners, as Agent, with offices at 708 Third Avenue, New York, New York, (hereinafter referred to as "Landlord") and Video Broadcasting Corporation, a Delaware corporation with offices at 708 Third Avenue, New York, New York, (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

     WHEREAS, by lease dated the 21st day of September, 1994 (the "Lease") Landlord leased to Tenant the tenant occupancy area on the ninth (9th) floor (the "Exhibit A Premises"), in the Building known as 708 Third Avenue in the Borough of Manhattan, City and State of New York, as shown on the plan annexed to the Lease as Exhibit A, as indicated by cross hatching, for a term commencing February 3, 1995 and ending February 2, 2005; and

     WHEREAS, as of the __ day of December, 1995, Landlord and Tenant entered into a First Lease Modification Agreement; and

     WHEREAS, Landlord and Tenant desire to further modify the Lease.

     NOW, THEREFORE, the parties hereto for good and valuable considerations, hereby agree to further modify the Lease as follows:

     1. Enlargement of the Leased Premises. The Granting Clause of the Lease is hereby amended to provide that Tenant hereby hires from Landlord the additional premises on the ninth (9th) floor in the Building as shown on the floor plan annexed hereto as Exhibit B, as indicated by cross hatching (the "Additional Premises"). The Exhibit B Premises and the Additional Premises are hereinafter collectively referred to as the "Demised Premises".

     2. Preparation of the Additional Premises. A. The Additional Premises shall be prepared for Tenant's occupancy by OESTREICHER CONSTRUCTION CORPORATION ("OCC") as Tenant's General Contractor, at Tenant's sole cost and expense. The installations, facilities, materials and work to be installed and performed in the Additional Premises shall be
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hereinafter referred to as "Tenant's Work". Landlord agrees to contribute the sum of One Hundred Twenty-Five Thousand Three Hundred Seventy ($125,370) Dollars towards the cost of Tenant's Work ("Landlord's Construction Allowance"). Payment shall be made against invoices for work performed within twenty (20) days after receipt by Landlord of such invoices. Tenant shall submit to Landlord on or before March 15, 1996, for Landlord's approval, which shall not be unreasonably withheld or delayed, plans reflecting Tenant's Work to be performed in the Additional Premises ("Tenant's Plans"). Tenant shall pay any cost for Tenant's Work in excess of Landlord's Construction Allowance. OCC shall perform Tenant's Work based on commercially competitive charges and in accordance with Tenant's Plans and shall obtain competitive bids from subcontractors.

     B. The Additional Premises shall be deemed ready for occupancy when OCC shall have substantially completed Tenant's Work in the Additional Premises in accordance with Tenant's Plans and shall have given five (5) days' written notice to Tenant to such effect (the "Substantial Completion Date"). The demised premises shall be deemed substantially completed notwithstanding the fact that minor insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Additional Premises.

     3. Fixed Rent. The Granting Clause of the Lease is hereby amended to provide that upon the occurrence of the Substantial Completion Date for the Additional Premises, the fixed rent payable by Tenant for the Demised Premises through February 3, 1996 shall be Two Hundred Twenty Thousand Seven Hundred Sixty-Four ($220,764) Dollars including Twenty-Eight Thousand Five Hundred Nine ($28,509) Dollars for the value of electricity provided to the Demised Premises; and the fixed rent payable for the Demised Premises for the period February 4, 1996 through April 30, 1996 shall be at the rate of Three Hundred Thirty-Two Thousand One Hundred Twenty-Four ($332,124) Dollars including Twenty-Eight Thousand Five Hundred Nine ($28,509) Dollars for the value of electricity provided to the Demised Premises; and the fixed rent payable for the Demised Premises for the period May 1, 1996 through September 30, 1996 shall be at the rate of Four Hundred Twelve Thousand Two Hundred Seventy-One Dollars and 25/100 ($412,271.25) including Thirty Seven Thousand Sixteen Dollars and 25/100 ($37,016.25)
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for the value of electricity provided to the Demised Premises; and the fixed rent payable for the Demised Premises commencing October 1, 1996 through February 2, 2000 shall be Three Hundred Fifty-Four Thousand Five Hundred Fifty-Four Dollars and 25/100 ($354,554.25) including Thirty-Seven Thousand Six Hundred Thirty-Four Dollars 25/100 ($37,634.25) for the value of electricity provided to the Demised Premises; and the fixed rent payable commencing February 3, 2000 through February 2, 2005 Three Hundred Eighty Thousand Nine Hundred Sixty Four Dollars and 25/100 ($380,964.25) Thirty Seven Thousand Six Hundred Thirty-Four Dollars 25/100 ($37,634.25) for the value of electricity provided to the Demises Premises.

     In the event that OCC's construction work in Portion D is delayed due to circumstances beyond the control of OCC or landlord or OCC fails to complete the construction on a timely basis, the rent for Portion D shall be abated from May 1, 1996 until such time the work is completed in accordance with Article 2(b) above.

     4. Adjustment of Rent. Article 38A and Article 38B of the lease are amended as follows:

     A. For the Period from the Substantial Completion Date of the Additional Premises through September 30, 1996:

     (i) the Demised Premises (which are comprised from approximately 13,205 square feet) shall be divided into four portions as follows: Portion A comprised of 4,275 feet, Portion B comprised of 1,305 feet, Portion C comprised of 4,640 feet, and Portion D comprised of 2,985 feet;

    (ii) the term "Present Taxes" for Portion A shall mean taxes imposed on the

Real Property for the fiscal year from July 1, 1986 through June 30, 1987;

   (iii) the term "Present Taxes" for Portion B shall mean taxes imposed on the Real Property for the fiscal year from July 1, 1992 through June 30, 1993;

    (iv) the term "Present Taxes" for Portion C and Portion D shall mean taxes imposed on the Real Property for the fiscal year from July 1, 1994 through June 30, 1995;

     (v) the percentage multiplier as set forth in Article 38A and Article 38B for Portion A shall be 1.464%; for Portion B .447%; for Portion C 1.191%; and for Portion D .894%; and,

    (vi) the "Base Year for Operating Costs" pursuant to Article 38B shall be 1986 for Portion A; 1992 for Portion B; and 1995 for Portion C and Portion D.
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     B. For the Period from October 1, 1996 through the Expiration Date:

     (i) the percentage multiplier 3.996% shall be applicable; and,

    (ii) the term "Present Taxes" for the Demised Premises shall mean Taxes imposed on the Real Property for fiscal year July 1, 1994 through June 30, 1995 and the Base Year for Operating Costs under Article 38B shall be the year ending December 31, 1995.

     For both of these periods all other provisions of Article 38A and 38B of the Lease shall be applicable.

     5. Electricity. Effective as of the Substantial Completion Date through September 30, 1996, Article 40 of the Lease is modified to provide that the fixed annual rent specified in the Granting Clause, shall include Thirty Seven Thousand Sixteen Dollars and 25/100 ($37,016.25) for the value of electricity to be furnished to the Demised Premises; and effective October 1, 1996 through the Expiration Date Thirty-Seven Thousand Six Hundred Thirty-Four Dollars 25/100 ($37,634.25) for the value of electricity provided to the Demised Premises.

     6. Delivery and Execution.

     Submission by Landlord of this Second Lease Modification Agreement for execution by Tenant shall confer no rights or impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been

     7. Miscellaneous.

     The covenants, condition, and agreements contained in this lease modification agreement shall bind and inure to the benefit of Landlord and Tenant and their respective distributees, executors, administrators, successors, and except as otherwise provided in the Lease, their assigns.

     It is expressly understood that in all other respects, the terms and conditions of the Lease shall remain in full force and effect.


     8. Brokers.

     Tenant covenants, represents and warrants that Tenant had no dealings or negotiations
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with any broker, or agent in connection with the consummation of this Lease, and
Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this lease or the negotiation thereof caused by Tenant's acts. Landlord shall pay the foregoing broker its commission pursuant to one or more separate agreements.

     Landlord covenants, represents and warrants that Landlord had no dealings or negotiations with any broker, or agent in connection with the consummation of this Lease, and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all costs, expenses (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this lease or the negotiation thereof caused by Landlord's acts. Tenant shall pay the foregoing broker its commission pursuant to one or more separate agreements.

     IN WITNESS WHEREOF, the parties hereto have respectfully signed and sealed this Second Lease Modification Agreement as of the day and year above written.


                                        CLEMONS PROPERTIES PARTNERS, as Agent


                                        By:    [Signature]
                                           ---------------------------------
                                                   General Partner


                                        VIDEO BROADCASTING CORPORATION


                                        By /s/ J. Graeme McWhirter EVP